Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

QuantaSing Group Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A ordinary shares, par value $0.0001 per share(1)(2)	457(a)	11,212,500	$4.50	$50,456,250(3)	$0.0001102	$5,560

Fees Previously Paid	Equity	Class A ordinary shares, par value $0.0001 per share(1)(2)	457(o)	—	—	$60,000,000(4)	$0.0001102	$6,612

Carry Forward Securities

Carry Forward Securities	N/A

	Total Offering Amounts					$50,312,500		$5,560

	Total Fees Previously Paid							$6,612

	Total Fee Offsets							0

	Net Fee Due							0

(1)

American depositary shares issuable upon deposit of ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-268984). Each American depositary share represents three Class A ordinary shares.

(2)

Includes (a) Class A ordinary shares represented by ADSs that may be purchased by the underwriters pursuant to their over-allotment option and (b) all Class A ordinary shares represented by ADSs initially offered and sold outside the United States that may be resold from time to time in the United States either as part of the distribution or within 40 days after the later of the effective date of this registration statement and the date the securities are first bona fide offered to the public.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.
(4)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.